UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 2, 2010

Soupman, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

005-85426	61-1638630
(Commission File Number)	(IRS Employer Identification No.)

1110 South Avenue, Suite 100
Staten Island, NY 10314

(Address of principal executive offices and zip code)

(212)  768-7687

(Registrant’s telephone number including area code)

 Passport Arts, Inc.
5147 Mountain Sights
Montreal, Quebec, Canada H3W 2Y1

    (Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Soupman, Inc. (referred to herein as the “Registrant”), amends its Current Report on Form 8-K filed December 22, 2010 concerning the acquisition by the Registrant of substantially all of the assets of The Original Soupman, Inc.   The purpose of the amendment is the filing of financial statements and exhibits required by Item 9 of Form 8-K and Item 310(c) of Regulation S-B.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a)    Financial Statements of Business Acquired.

The audited consolidated balance sheets as of December 31, 2009 and audited consolidated statements of operations, shareholder’s equity (deficit) and cash flows for the year ended December 31, 2009 of The Original Soupman, Inc. are filed herewith as Exhibit 99.1.

The unaudited consolidated balance sheets as of September 30, 2010 and unaudited consolidated statements of operations,  shareholder’s equity (deficit) and cash flows for the nine months ended September 30, 2010 of The Original Soupman, Inc. are filed herewith as Exhibit 99.2

(b)    Pro Forma Financial Information (Unaudited).

        The unaudited pro forma combined balance sheet as of November 30, 2010 and unaudited pro forma combined statements of operations, retained earnings (deficit) and cash flows for the year ended August 31, 2010 of Registrant and the year ended June 30, 2010 of The Original Soupman, Inc and the pro forma combined statements of operations, retained earnings (deficit) and cash flows for the three months ended November 30, 2010 of Registrant and the three months  ended September 30, 2010 of The Original Soupman, Inc. are filed herewith as Exhibit 99.3.

(d)    Exhibit

Exhibit Number	Description
23.1	Accountant's Consent
99.1	Audited Financial Statements as of December 31, 2009
99.2	Unaudited consolidated balance sheets
99.3	Unaudited pro forma combined balance sheet

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 11, 2011	SOUPMAN, INC.
(Registrant)

By: /s/ Arnold Casale
Name: Arnold Casale Title: Chief Executive Officer